RELINQUISHED PROPERTY
                   DIRECT DEEDING INSTRUCTIONS


     Alpine Aviation, Inc., A Utah Corporation ("Alpine") and Madison Escrow, Inc., a Montana Corporation ("MEI") have entered into an Agreement of Exchange of Real Property and Partial Escrow Instructions ("Exchange Agreement") involving the exchange of the real property described as the leasehold interest held by Alpine in certain real property, leasehold improvements, and buildings situated thereon at Provo Airport and certain personal property described on Exhibit "A", hereafter called the Alpine FBO Property".

     Upon or shortly after assignment of that certain Agreement for Sale of Business Assets dated August 14, 2000 between Alpine and Keystone Aviation LLC, d/b/a Million Air ("Million Air") to Madison Escrow, Inc., and MEI's acquisition of beneficial title to the Alpine FBO Property, MEI intends to sell the Alpine FBO Property to Million Air.

     Accordingly, in order to save duplicate recording fees, escrow costs and other like charges, MEI hereby instructs Alpine, and Alpine hereby agrees to execute a deed to the Alpine FBO Property in favor of Million Air. In addition, Alpine agrees to execute any and all Bills of Sale and Assignments of Leases, transfer any security deposits, trade names and other assets comprising the Alpine FBO Property which are necessary to close the transaction described herein directly in favor of Million Air.

     The above transfers are part of an integrated, interdependent, mutual and reciprocal plan intended to effectuate an exchange by Alpine of like-kind real properties pursuant to and in accordance with the provisions of the Internal Revenue Code Section 1031.

     This Exchange Agreement may be executed in counterparts and shall be of the same force and effect as if one document had been signed by all parties. The parties agree that this Agreement may be signed and transmitted via facsimile and that signed documents transmitted via facsimile shall be binding upon the parties.

QUALIFIED INTERMEDIARY:

Madison Escrow, Inc.
A Montana Corporation

By /s/ Lucie L. Sonderer          Date: 9/21/00
   ---------------------                -------
     Lucie L. Sonderer

Transferor(s):

Alpine Aviation, Inc.
A Utah Corporation

By: /s/ Eugene Mallette           Date: 9/21/00
    -------------------                 -------

Consenting Party(s):

Keystone Aviation LLC,
d/b/a Million Air

By: /s/ William Haberstock        Date: 9/21/00
    ----------------------              -------

    Copyright 2000 American Equity Exchange, Inc.

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                          EXHIBIT "A"
                          ALPINE ASSETS

         See Exhibit A to Exhibit 10 to this Report.